UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2011

Crexendo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32277	87-0591719
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1615 South 52nd Street, Tempe, AZ
Tempe, AZ  85281
(Address of principal executive offices) (Zip Code)

(623) 242-5959
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 8, 2011, David Rosenvall resigned as Chief Technology Officer of Crexendo, Inc. (the “Company”).  Mr. Rosenvall’s resignation is effective September 15, 2011.

Mr. Rosenvall has agreed to a two-year Separation and Consultant Agreement with the Company that commences September 16, 2011 (the “Separation Agreement”). Among other provisions, the Separation Agreement provides for the Company to pay to Mr. Rosenvall $150,000 in exchange for Mr. Rosenvall’s entry into non-compete, non-solicitation, non-disclosure, non contest of ownership of technology and non-disparagement covenants.   Mr. Rosenvall is restricted from certain competitive activities and from soliciting Company employees for a period of one year after the termination of the “Consulting Term” (September 16, 2011- September 15, 2013).

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to such agreement, a copy of which is filed as Exhibit 10.7 hereto and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press release entitled “Crexendo Announces Resignation of Chief Technology Officer.”

10.7	David Rosenvall’s Separation and Consultant Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

Date: September 9, 2011	By:	/s/ JONATHAN R. ERICKSON
Jonathan R. Erickson
Chief Financial Officer

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